UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 30, 2016

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 1, 2016, we received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that we failed to satisfy the minimum stockholders’ equity requirement of $2,500,000, as set forth in Nasdaq Listing Rule 5550(b)(1).  In response, we submitted a compliance plan to Nasdaq and requested an extension until September 15, 2016 to successfully complete our plan and demonstrate compliance with the rule.  On May 27, 2016, Nasdaq granted us an extension of time to regain compliance with the minimum stockholders’ equity rule.  Pursuant to the extension, (i) on or before June 30, 2016, we were required to have entered into certain definitive agreements that we identified in our plan of compliance, the consummation of which would cure the deficiency, and (ii) on or before September 15, 2016, we were required to have consummated the transactions contemplated by the definitive agreements and demonstrate compliance with the minimum stockholders’ equity rule.  On June 30, 2016, we entered into the definitive agreements that we had identified in our plan of compliance, which are summarized in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on July 1, 2016.

At June 30, 2016, our total stockholders’ equity was $524,000. On August 30, 2016 and August 31, 2016, we consummated the transactions contemplated by the definitive agreements that we had identified in our plan of compliance, as described in Item 3.02 of this Current Report on Form 8-K, and issued 5,498,339 shares of our common stock in exchange for the extinguishment of $8,915,556 of indebtedness.

After giving effect to the issuance of our common stock in exchange for the extinguishment of indebtedness, as described in Item 3.02 below, we believe that, as of the date of this report, we have in excess of $2.5 million in stockholders’ equity and therefore satisfy Nasdaq Listing Rule 5550(b)(1). We understand that Nasdaq will continue to monitor our ongoing compliance with the stockholders’ equity requirement and, if at the time of our next periodic report we do not evidence compliance with that requirement, we may be subject to delisting from Nasdaq.

Item 3.02                         Unregistered Sales of Equity Securities.

Exchange Transactions

On June 30, 2016, Clean Diesel Technologies, Inc. entered into a Letter Agreement (the “Kanis Exchange Agreement”) with Kanis S.A., a British Virgin Islands corporation (“Kanis”), pursuant to which we agreed to an exchange with Kanis of an aggregate of $7,500,000 in principal amount of promissory notes and other indebtedness (collectively, the “Kanis Notes”) held by Kanis, plus accrued but unpaid interest, for a number of shares of our common stock equal to (a) the principal amount of the Kanis Notes plus the accrued but unpaid interest thereon through and including the date of the settlement of the exchange contemplated by the Kanis Exchange Agreement, divided by (b) $1.6215.

On June 30, 2016, we also entered into a Letter Agreement (the “Bell Exchange Agreement”) with Lon E. Bell, one of our directors, pursuant to which we agreed to an exchange with Mr. Bell of the entire $500,000 in principal amount of that certain Convertible Promissory Note, dated April 11, 2016 and amended and restated as of May 18, 2016 (the “Bell Note”), plus accrued but unpaid interest, for a number of shares of our common stock equal to (a) the principal amount of the Bell Note plus the accrued but unpaid interest thereon through and including the date of the settlement of the exchange contemplated by the Bell Exchange Agreement, divided by (b) $1.6215.

At a special meeting of stockholders held on August 25, 2016, our stockholders approved the transactions contemplated by each of the Kanis Exchange Agreement and the Bell Exchange Agreement, which approval was a condition precedent to the issuance of our common stock in exchange for the Kanis Notes and Bell Note.

On August 30, 2016, we consummated the Kanis Exchange Agreement and Bell Exchange Agreement transactions, pursuant to which we (i) issued to Kanis an aggregate of 4,872,032 shares of common stock in exchange for the delivery to us of the Kanis Notes and the extinguishment of $7,900,000 of indebtedness, and (ii) issued to Bell an aggregate of 317,950 shares of common stock in exchange for the delivery to us of the Bell Note and the extinguishment of $515,556 of indebtedness.

The issuance of our common stock to Kanis and Bell in exchange for the Kanis Notes and the Bell Note, respectively, was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(9) of the Securities Act.

Note Conversion

On June 30, 2016, we also issued and sold to Haldor Topsøe A/S, a company organized under the laws of Denmark (“Haldor Topsøe”), a convertible promissory note (the “Topsøe Note”) in the principal amount of $500,000, which Topsøe Note is convertible at our election into shares of our common stock at a conversion price of $1.6215 at any time following the date of conversion of the Kanis Notes into our common stock so long as our common stock continues to be listed on Nasdaq and we are not in default under the Note.

On August 31, 2016, we elected to convert the Topsøe Note, and (i) issued to Haldor Topsøe an aggregate of 308,357 shares of common stock in conversion of $500,000 in principal amount of indebtedness and (ii) paid to Haldor Topsøe $6,666.67 of accrued interest.

The issuance of our common stock to Haldor Topsøe upon conversion of the Topsøe Note was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

On August 31, 2016, we issued a press release relating to the consummation of the Kanis, Bell and Haldor Topsøe transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.01                         Changes in Control of Registrant.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

After giving effect to the issuances to Kanis, Bell and Haldor Topsøe of an aggregate of 5,498,339 shares of our common stock in exchange for the extinguishment of $8,915,556 of indebtedness, Kanis beneficially owns 5,012,707 shares (52.6%) of our common stock, which includes 49,800 shares that can be acquired by Kanis upon exercise of warrants.  As a result, Kanis controls a majority of our total voting securities, and has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors, the issuance of securities and any merger, consolidation, or sale of all or substantially all of our assets.  This concentration of ownership may also have the effect of deterring, delaying or preventing a subsequent change of control of the company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company, and might ultimately affect the market price of our common stock.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release issued by Clean Diesel Technologies, Inc. dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Clean Diesel Technologies, Inc. dated September 1, 2016.